    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 2000

                                          REGISTRATION NO. 333 - _______________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        SERVICE CORPORATION INTERNATIONAL

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Texas                                       74-1488375
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

   1929 Allen Parkway, Houston, Texas                          77019
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                        SERVICE CORPORATION INTERNATIONAL
                        1996 NONQUALIFIED INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                JAMES M. SHELGER
                              SENIOR VICE PRESIDENT
                        SERVICE CORPORATION INTERNATIONAL
                               1929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 522-5141
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                     PROPOSED
                                  AMOUNT              MAXIMUM            PROPOSED MAXIMUM
TITLE OF SECURITIES               TO BE           OFFERING PRICE             AGGREGATE            AMOUNT OF
 TO BE REGISTERED              REGISTERED(1)        PER SHARE(2)          OFFERING PRICE(2)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PER
SHARE PAR VALUE
("COMMON STOCK")                2,700,000(3)           $2.25                $10,049,604             $2,653
=================================================================================================================

(1) A previous Registration Statement (File No. 333-33101) registered 4,000,000 shares of Service Corporation International (the "Company") common stock, par value $1.00 per share ("Common Stock"), offered under the Service Corporation International 1996 Nonqualified Incentive Plan (the "1996 Plan"). This Registration Statement is being filed to register 2,700,000 additional shares of Common Stock that may be issued under the 1996 Plan, as amended, and includes an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported by the New York Stock Exchange on November 13, 2000 with respect to 749,990 shares of Common Stock as to which awards have not been granted as of the date of filing of this Registration Statement and 1,950,010 shares of Common Stock as to which awards have been granted at a weighted average price of $4.28 per share.

(3) There are also registered hereunder (i) the preferred share purchase rights associated with the shares of Common Stock being registered ("Rights"), and (ii) the resale of any such shares and Rights by persons who may be deemed affiliates of the Company pursuant to the provisions of Form S-8.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

      (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

      (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

      (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

      (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

      (v)    The Company's Current Report on Form 8-K dated July 11, 2000;

      (vi)   The Company's Current Report on Form 8-K dated July 27, 2000;

      (vii) The description of the Common Stock set forth under the caption "Description of Securities to be Registered--Capital Stock" in the Form 8 Amendment No. 3, dated September 15, 1982, to the Company's Registrant Statement on Form 8-A; and

      (viii) The description of the Company's Series D Participating Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated May 14, 1998.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

      Under the registrant's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the registrant's directors will be limited to the fullest extent permitted by any such provision.

      The registrant's by-laws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the registrant or such other business organizations. The registrant also has policies insuring its officers and directors and certain officers and directors of its wholly-owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            Exhibit No.      Exhibit
            -----------      -------

              *4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement
                             No. 333-10867 on Form S-3).

              *4.2           Articles of Amendment to Restated Articles of
                             Incorporation (incorporated by reference to
                             Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1996).

              *4.3           Statement of Resolution Establishing Series of
                             Shares of Series D Junior Participating Preferred
                             Stock dated July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30, 1998).

              *4.4 Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30, 1999).

              *4.5 Rights Agreement, dated as of May 14, 1998, between the Company and Harris Trust and Savings Bank
                             (incorporated by reference to Exhibit 1 to Form 8-A dated May 14, 1998).

              *4.6           Agreement Appointing a Successor Rights Agent Under
                             Rights Agreement, dated June 1, 1999, by the
                             Company, Harris Trust and Savings Bank and The Bank of New York (incorporated by reference to Exhibit
                             4.1 to Form 10-Q for the fiscal quarter ended June
                             30, 1999).

              5.1            Opinion of Locke Liddell & Sapp LLP.

              23.1 Consent of Locke Liddell & Sapp LLP (contained in opinion in Exhibit 5.1).

              23.2           Consent of PricewaterhouseCoopers LLP.

              24.1           Powers of Attorney.

              *99.1 1996 Nonqualified Incentive Plan (incorporated by reference to Exhibit 99.1 to Registration Statement
                             No. 333-33101).

              99.2           Amendment to 1996 Nonqualified Incentive Plan dated
                             November 13, 1997

              99.3           Amendment to 1996 Nonqualified Incentive Plan dated
                             November 11, 1999
--------------------------------------------------------------------------------
* Incorporated by reference as indicated


ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 16th day of November, 2000.


                                      SERVICE CORPORATION INTERNATIONAL


                                      By:      /s/  JAMES M. SHELGER
                                         --------------------------------------
                                         JAMES M. SHELGER, SENIOR VICE PRESIDENT
                                         GENERAL COUNSEL AND SECRETARY


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              Signatures                                   Title                              Date
              ----------                                   -----                              ----
                   *                         Chairman of the Board and Chief            November 16, 2000
--------------------------------------              Executive Officer
            (R. L. WALTRIP)                   (Principal Executive Officer)

                   *                             Senior Vice President and              November 16, 2000
--------------------------------------            Chief Financial Officer
         (JEFFREY E. CURTISS)                  (Principal Financial Officer)

     /s/   W. CARDON GERNER                      Vice President Controller              November 16, 2000
--------------------------------------         (Principal Accounting Officer)
          (W. CARDON GERNER)

                   *                                     Director                       November 16, 2000
--------------------------------------
          (ANTHONY L. COELHO)

                   *                                     Director                       November 16, 2000
--------------------------------------
          (JACK FINKELSTEIN)

                   *                                     Director                       November 16, 2000
--------------------------------------
           (A.J. FOYT, JR.)

                   *                                     Director                       November 16, 2000
--------------------------------------
           (JAMES H. GREER)

                   *                                     Director                       November 16, 2000
--------------------------------------
              (B.D. HUNTER)

                   *                                     Director                       November 16, 2000
--------------------------------------
           (VICTOR L. LUND)

                   *                                     Director                       November 16, 2000
--------------------------------------
         (JOHN W. MECOM, JR.)

                   *                                     Director                       November 16, 2000
--------------------------------------
       (CLIFTON H. MORRIS, JR.)

                   *                                     Director                       November 16, 2000
--------------------------------------
         (E. H. THORNTON, JR.)

                   *                                     Director                       November 16, 2000
--------------------------------------
          (W. BLAIR WALTRIP)

                   *                                     Director                       November 16, 2000
--------------------------------------
         (EDWARD E. WILLIAMS)


* By his signature below, James M. Shelger, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on the date indicated on behalf of the persons listed above, designated by asterisks, in the capacities set forth opposite their respective names.

* By: /s/  JAMES M. SHELGER
      ------------------------------
      James M. Shelger
      Attorney-in-Fact

                                  EXHIBIT INDEX


      Exhibit No.        Exhibit
      -----------        -------

        *4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement No.
                         333-10867 on Form S-3).

        *4.2             Articles of Amendment to Restated Articles of
                         Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended September 30,
                         1996).

        *4.3 Statement of Resolution Establishing Series of Shares of Series D Junior Participating Preferred Stock dated
                         July 27, 1998 (incorporated by reference to Exhibit 3.2 to Form 10-Q for the fiscal quarter ended June 30,
                         1998).

        *4.4 Bylaws, as amended (incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended
                         September 30, 1999).

        *4.5             Rights Agreement, dated as of May 14, 1998, between the
                         Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to Form 8-A dated May 14,
                         1998).

        *4.6             Agreement Appointing a Successor Rights Agent Under
                         Rights Agreement, dated June 1, 1999, by the Company,
                         Harris Trust and Savings Bank and The Bank of New York
                         (incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended June 30, 1999).

         5.1             Opinion of Locke Liddell & Sapp LLP.

        23.1 Consent of Locke Liddell & Sapp LLP (contained in opinion in Exhibit 5.1).

        23.2             Consent of PricewaterhouseCoopers LLP.

        24.1             Powers of Attorney.

        *99.1 1996 Nonqualified Incentive Plan (incorporated by reference to Exhibit 99.1 to Registration Statement No.
                         333-33101).

        99.2             Amendment to 1996 Nonqualified Incentive Plan dated
                         November 13, 1997

        99.3             Amendment to 1996 Nonqualified Incentive Plan dated
                         November 11, 1999

--------------------------------------------------------------------------------
* Incorporated by reference as indicated